                                   EXHIBIT 4.2


                                 AMENDMENT NO. 1
                                     TO THE
                FIRST SECURITY CORPORATION INCENTIVE SAVINGS PLAN
                               AND TRUST AGREEMENT





     AMENDMENT NO. 1 to the First Security Incentive Savings Plan, as amended and restated, dated December 30, 1994, between FIRST SECURITY CORPORATION, a corporation organized under the laws of the State of DELAWARE ("CORPORATION"), makes this Agreement with FIRST SECURITY BANK OF UTAH, NA, as Trustee.


     I. Article I is amended by the deletion of Sections 1.31, entitled "Corporation", and 1.15, entitled "Effective Date" in their entirety and the substitution of the following in place thereof:

               1.31 "CORPORATION" means First Security Corporation, a Delaware Corporation, which shall act by a resolution of its Board of Directors or the Executive Committee of such Board. The Corporation may delegate certain powers reserved to the Corporation to a person or group of persons authorized to act for the Corporation.

          1.15 "EFFECTIVE DATE" of this Plan, as restated, is generally January 1, 1989, except the effective date of the provision of the Plan that are required by federal law to have an earlier effective date to comply with the Tax Reform Act of 1986 and other recent federal laws shall have such earlier date as may be required by federal law and except as otherwise expressly stated in the provisions of this Plan. ESOP Effective Date shall have the meaning set forth in Appendix A.


     II. Article I is further amended by the addition of a new Section 1.32 at the end thereof, entitled "Employee Stock Ownership Plan (ESOP)", to provide as follows:

          1.32  "EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)"   the portion of the Plan
     designated as an "employee stock ownership plan" ("ESOP") with the meaning of section 4975(e)(7) of the Code by Appendix A, attached hereto and by reference made a part of the Plan as if the provisions of said Appendix A were set forth fully herein.


     III. Effective for amounts allocated after the effective date of July 1, 1995 Section 3.04, entitled "Contribution Allocation", is amended by the deletion of subsection 3.04(A), entitled "Method of Allocation", in its entirety and the substitution of the following in its place:

          3.04  CONTRIBUTION ALLOCATION.

     (A) METHOD OF ALLOCATION. To make allocations under the Plan, the Advisory Committee must establish an Incentive Savings Employee Account, Incentive Savings Employer Matching Contributions Account, and Qualified Nonelective Contributions Account.

          DEFERRAL CONTRIBUTIONS. The Advisory Committee will allocate to each Participant's Incentive Savings Employee Account the deferral contributions the Employer makes to the Trust on behalf of the Participant. The Advisory Committee will make this allocation as of the last day of each "matching contributions allocation period".

          MATCHING CONTRIBUTIONS. The Advisory Committee will allocate matching contributions as of the last day of each payroll period (hereinafter "matching contributions allocation period"). The Advisory Committee will allocate the matching contributions to the Employer Contribution Accounts of the Participant on whose behalf the Employer makes that contribution as follows: fifty percent (50%) to the Incentive Saving Employer Account of the Participant and the remaining fifty percent (50%) to the Incentive Savings Employer ESOP Account of the Participant. It is contemplated that the Employer will make the portion of its contribution to be invested in the Incentive Savings Employer ESOP Account in the form of Employer Stock.

          QUALIFIED NONELECTIVE CONTRIBUTIONS. If the Employer, at the time of contribution, designates a contribution to be a qualified nonelective contribution for the Plan Year, the Advisory Committee will allocate that qualified nonelective contribution to the Qualified Nonelective Contributions Account of each Participant eligible for an allocation of qualified nonelective contributions. The Advisory

     Committee will make the allocation to each eligible Participant's Account in the same ratio that the Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year. For purposes of allocating qualified nonelective contributions, the term "eligible Participant" means a Participant who is a Nonhighly Compensated Employee and who satisfies the conditions of Section 3.06.

The remaining provisions of Section  3.04(B) shall remain unchanged.


     IV. Section 8.10, entitled "PARTICIPANT DIRECTION OF INVESTMENT", is amended to provide as follows:

          8.10 PARTICIPANT DIRECTION OF INVESTMENT. A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account only if the Corporation with the consent of the Trustee permit such direction in accordance with the following:

               (a) A Participant has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Accounts, which are not a part of the ESOP, as of the effective date as of which the Corporation directs and the Trustee consents, to and among funds approved by the Corporation with the consent of the Trustee, including the Income Fund, the Diversified Fund, the Growth Fund, the First Security Stock Fund, and such other Funds as determined from time to time by the Corporation with the consent of the Trustee.

               (b) A Participant, who has attained age 55 and completed 10 or more years of Service, has the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Accounts, which are invested as a part of the ESOP, only to the extent permitted in accordance with the provisions of Appendix A (attached to the Plan and incorporated herein by reference) and Section 8.11.

     The Corporation with the consent of the Trustee shall have authority to establish or cause to be established, and change from time to time the Funds from and among which a Participant may self-direct for purpose of the above, and to adopt and modify rules from time to time with respect to the self direction of Accounts. If the Trustee consents to Participant direction of investment with respect to an Account, the Trustee will accept direction from each Participant on a written election form (or other writing), as a part of this Plan containing such conditions, limitations and other provisions the Corporation and the Trustee deem appropriate. The Corporation and the Trustee may establish written procedures relating to Participant direction of investments under this
     Section 8.10. The Trustee will maintain a segregated investment Account to the extent a Participant's Account is subject to Participant self-direction. The Trustee is not liable for any loss, nor is liable for any breach, resulting from a Participant's direction of the investment of any part of his directed Account.

          The Advisory Committee, to the extent provided in a written loan policy adopted under Section 9.04, will treat a loan made to a Participant as a Participant direction of investment under this Section 8.10. To the extent of the loan outstanding at any time, the borrowing Participant's Account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain any principal or interest paid on the borrowing Participant's loan in an interest bearing segregated Account on behalf of the borrowing Participant until the Trustee deems it appropriate to add the amount paid to the Participant's separate Account under the Plan.

          If the Trustee consents to Participant direction of investment of his Account, the Plan treats any post-December 31, 1981, investment by a Participant's Account in collectibles (as defined by Code Section 408(m)) as a deemed distribution under the Plan to the Participant for Federal income tax purposes.


     V. Section 8.11, entitled "AGE 55 SEGREGATION OF ACCOUNTS", is hereby amended, effective July 1, 1995, in its entirety to provide as follows:


     8.11 AGE 55 DIVERSIFICATION OF ACCOUNTS. A Participant may elect to diversify his Accounts held as a part of the ESOP in accordance with this Section, if, as of the last day of any Plan Year (or at more frequent intervals as permitted by the rules of the Advisory Committee), the Participant is an Employee, has completed at least ten (10) years of Service, and is at least fifty-five (55) years old. An election with respect to a Plan Year may be made under this Section at any time after the Participant satisfies the foregoing requirement upon notice and election by the Participant to the Plan in accordance with rules prescribed by the Advisory Committee.

          A Participant may elect to diversify his interest in the Accounts held as a part of the ESOP as follows:

          (a) If a Participant makes an election under this section to diversify his interest in the Participants Accounts held under the ESOP, the portion of his or her Accounts invested in the First Security Stock Fund for which an election is made will be liquidated and invested in alternative Funds made available by the Trustee, as the Participant directs.

          (b) If a Participant makes an election under this section to diversify his or her Accounts held under the ESOP, the Funds made available by the Trustee shall be the same Funds made available for Participant direction of investments in accordance with Section 8.10 hereof.

The trustee must carry out a Participant's election to diversify no later than ninety (90) days after the election is delivered by the Participant to an authorized representative of the Plan. With respect to any Plan Year for which the election is made, the Participant may elect to diversify all or any portion of his Accounts which are held by the Trustee as a part of the ESOP.


     VI. Paragraph 9.09, entitled "INDIVIDUAL ACCOUNTS", is hereby amended to provide as follows:

     9.09 INDIVIDUAL ACCOUNTS. The Advisory Committee will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan, including the following Accounts:

          (a) Incentive Savings Employee Account to which the deferral contributions of a Participant are allocated pursuant to Section 3.04.

          (b) Profit Sharing Employee Account to which voluntary ("after-tax") contributions made by a Member before January 1, 1985 were allocated.

          (c)  Employer Contribution Accounts, including:

                 (i) Incentive Savings Employer Matching Account, which shall include both the Incentive Savings Employer Account and Incentive Savings Employer ESOP Account to which Matching Contributions of the Participant pursuant to Section 3.04 are allocated.

                (ii) Profit Sharing Employer Account and Profit Sharing Employer ESOP Account to which contributions made by the Employer for Plan Years ending before January 1, 1985 were allocated.

          (d) Transfer Accounts to which funds received from the trustee of another tax qualified plan are allocated, including:

                 (i) PAYSOP Account which included funds received from the trustee of the First Security Employee Stock Ownership Plan.

                (ii) Accounts which are transferred from the trustee of a qualified plan in a trustee to trustee transfer or a merger.

It is intended that the Incentive Savings Employer ESOP Account, the Profit Sharing Employer ESOP Account, and the PAYSOP Account shall be held as a part of the ESOP in accordance with Appendix A attached hereto. The Advisory Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section
9.11. The Advisory Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. The Advisory Committee must maintain records of its activities.



     IN WITNESS WHEREOF, the Trustee has executed this amendment to the Plan and Trust in SALT LAKE CITY, UTAH, this _____ day of _______________, 1995.

FIRST SECURITY BANK OF UTAH, N.A.  FIRST SECURITY CORPORATION
"TRUSTEE"                                    "CORPORATION"


By:  ________________________________         By:______________________________
Title:_______________________________         Title:___________________________


115604
                                       -6-

                FIRST SECURITY CORPORATION INCENTIVE SAVINGS PLAN

                                   APPENDIX A

                    EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS


     This Appendix A to the First Security Incentive Savings Plan (Plan) designates a portion of the Plan as an "employee stock ownership plan" ("ESOP"), within the meaning of section 4975(e)(7) of the Code, and governs the operation of the ESOP portion, with respect to which its provisions supersede any contrary provisions of the Plan. The ESOP designation is not intended to create a separate Plan, and assets attributable to the ESOP portion will continue to be held as part of the assets of the Plan and will be available for the payment of all benefits under the Plan.

     1.1 "ESOP ACCOUNT" means a Participant's Incentive Savings Employer ESOP Account, Profit-Sharing Employer ESOP Account, PAYSOP Account or any of those Accounts.

     1.2  "ESOP EFFECTIVE DATE" means         , 1995, provided that the
provisions of section 6. hereof shall be as of a date, established by the Corporation, which is not earlier than the first day of the month beginning after receipt of a favorable private letter ruling from the Internal Revenue Service with respect to the terms and provisions of this Appendix A, including
Section 6 hereof. Subject to the foregoing, it is intended that the Corporation shall have sole discretion with respect to the establishment of an effective date of Section 6. hereof.

     1.3 "INCENTIVE SAVINGS EMPLOYER ESOP ACCOUNT" means an Account established in accordance with Section 2(a) of this Appendix.

     1.4  "NON-ESOP ACCOUNT" means an Account that is not an ESOP Account.

     1.5 "PROFIT-SHARING EMPLOYER ESOP ACCOUNT" means an Account established in accordance with Section 2(b) of this Appendix.

     2. DESIGNATION OF ESOP PORTION AND ESTABLISHMENT OF ESOP ACCOUNTS. As of the ESOP Effective Date, the portion of the First Security Stock Fund which consists of the sum of the ESOP Accounts is designated as an "employee stock ownership plan" that will invest primarily in stock of the Corporation which meets the definition of an "employer security" under Code section 409(l). Thereafter, the Trustee will establish as of the ESOP Effective Date and maintain for each participant:

          (a) Incentive Savings Employer ESOP Account, initially consisting of that portion of the Participant's Incentive Savings Employer Matching Account that is invested in the First Security Stock Fund and any earnings or losses attributable thereto, and

          (b) Profit-Sharing Employer ESOP Account, consisting of that portion of the Participant's Profit-Sharing Employer Account that is invested in the First Security Stock Fund and any earnings or losses attributable thereto.

           (c) PAYSOP Account, consisting of funds received from the trustee of the First Security Employee Stock Ownership Plan.

These Accounts are established for bookkeeping purposes only and need not be segregated from other assets of the Plan.

     3. ALLOCATION OF EMPLOYER CONTRIBUTIONS BETWEEN ESOP AND NON-ESOP ACCOUNTS. On and after the ESOP Effective Date, Employer contributions will be allocated to Participants' Accounts in accordance with Section 3.04 of the Plan, provided that fifty percent (50%) of the matching contributions that the Employer makes on behalf of a Participant will be made in the form of Employer Stock and allocated to the Incentive Savings Employer ESOP Account of a Participant and held and invested as a part of the First Security Stock Fund.

     4.   TRANSFERS BETWEEN ESOP AND NON-ESOP ACCOUNTS.  Except as provided in
Section 7 of this Appendix, a Participant may not elect to have any portion of an ESOP Account invested in assets other than the First Security Stock Fund.
If, in accordance with the provisions of Section 7, a Participant elects to have any portion of an ESOP Account invested in assets other than the First Security Employer Stock Fund, that portion will continue to form part of his ESOP Account.

     5. DISTRIBUTION RULES FOR ESOP ACCOUNTS. Distributions from ESOP Accounts are made in accordance with Article VI of the Plan, except that the distributee may elect to receive shares of Employer stock, plus cash in lieu of fractional shares, equal in value to the amounts of the distributions to which he is entitled. This Section 5 does not apply to distributions of dividends made in accordance with Section 6 of this Appendix.

     6. PASS-THROUGH OF DIVIDENDS PAID ON EMPLOYER STOCK HELD IN ESOP ACCOUNTS. The Trustee will, as soon as practicable after each date on which dividends are paid on Employer stock, either distribute to Participants all dividends attributable to the interests in Employer stock held by their ESOP Accounts or arrange to have such dividends distributed directly to Participants by the Employer or the Employer's dividend disbursement agent. A Participant may elect, in accordance with rules established by the Advisory Committee and subject to all limitations on deferral contributions set forth in the Plan, to have deferral contributions made by the Employer on his behalf equal to the dividends passed through to him. For the purpose of determining matching contributions to be made in accordance with
Section 3.01(A) of the Plan, deferral contributions under this Section are disregarded.

     7. ELECTIVE DIVERSIFICATION OF INVESTMENTS. A Participant who satisfies the requirements of Section 7.1 may elect to have all or a portion of his ESOP Accounts invested in assets other than Employer Stock. Any portion of an ESOP Account that is so invested remains part of that Account.

     7.1 ELIGIBILITY TO ELECT DIVERSIFICATION. A participant may elect to diversify the investment of his interest in his ESOP Accounts in accordance with this Section if, as of the last day of any Plan Year, he

          (a)  is an Employee,

          (b)  has completed at least ten (10) years of Service, and

          (c)  is at least fifty-five (55) years old.

     7.2 TIME OF ELECTION. An election with respect to a Plan Year may be made under this Section at any time within ninety (90) days after the last day of that Plan Year, in accordance with rules prescribed by the Advisory Committee.

     7.3 EFFECT OF ELECTION. In accordance with a Participant's election under this section, the portion of his ESOP Accounts' interest in the First Security Stock Fund for which an election is made will be liquidated and invested in assets other than Employer stock, as he directs. The trustee must provide at least three investment options for this purpose, each of which must be consistent with any requirements promulgated by the Secretary of the Treasury under Section 401(a)(28) of the Code, and must carry out the Participant's election no later than ninety (90) days after it is made. With respect to any Plan Year for which the election is made, the Participant may elect to diversify all or any portion of his ESOP Accounts invested in Employer Stock.

     8. PASS-THROUGH OF VOTING RIGHTS WITH RESPECT TO EMPLOYER STOCK. The Trustee exercises all voting rights with respect to Employer stock held by the Plan but must exercise those rights in accordance with the instructions of Plan participants to the extent of their ESOP Accounts' interests in the First Security Stock Fund. The Trustee will establish procedures for distributing proxy material to, and soliciting voting instructions from, Participants on all corporate matters that are subject to vote of the Employer's shareholders. The trustee must vote the Plan's stock in accordance with the Participant's instructions. Any shares with respect to which no instructions are received must be voted in the same proportion as shares with respect to which the Trustee does receive instructions.

     9. SECTION 401(M) NONDISCRIMINATION TESTING. The provisions of Article XIV will be applied separately to Matching Contributions that are invested in the First Security Stock Fund, as if those contributions are made under a separate plan, except that, for the purpose of applying the multiple use limitation described in Section 14.06, all Matching Contributions under the ESOP and Non-ESOP portions of the Plan will be aggregated.


     IN WITNESS WHEREOF, the Corporation and Trustee have executed this Appendix to the First Security Incentive Savings Plan in Salt Lake City, Utah, this _____ day of _______________, 1995.


FIRST SECURITY BANK OF UTAH, N.A.  FIRST SECURITY CORPORATION
"TRUSTEE"                                    "CORPORATION"


By:  ________________________________         By:______________________________
Title:_______________________________         Title:___________________________




115604